Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Photonic Products Group, Inc. on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission (the “Report”), I, William S. Miraglia, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: May 12, 2005

/William S. Miraglia/

William S. Miraglia
Chief Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and has not been filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 302 has been provided to Photonic Products Group, Inc. and will be retained by Photonic Products Group, Inc. and furnished to the Securities Exchange Commission or its staff upon request.